Exhibit 99.1

For Release
October 27, 2016
1:15 p.m. PDT

Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for Third Quarter of 2016
Revenue Growth of 10 Percent
Gross Profit, Income & Adjusted EBITDA (a non-GAAP measure) within our Estimates

CALABASAS, Calif., October 27, 2016 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended September 30, 2016.

Third Quarter Highlights

•	Revenues were $629.4 million, up 10.0 percent over the third quarter of 2015.

•	Net income was $29.8 million ($0.55 per diluted share), up from $24.9 million ($0.47 per diluted share) in the third quarter of 2015.

•	Adjusted EBITDA (a non-GAAP measure) was $77.8 million (12.4 percent of revenues), up from $74.1 million (12.2 percent of revenues) in Q2 of 2016.

•
Repurchased 510,411 shares at an average per share price of $37.19 during the quarter. Through October 26, 2016, repurchased 787,911 shares at an average per share price of $37.02 under our $150 million repurchase authorization.

•	Leverage ratio (a non-GAAP measure) was 2.38 to 1 at September 30, 2016, down from 2.55 to 1 at June 30, 2016.

•	Amended credit facility on August 5, 2016, resulting in a 25 basis point reduction in the interest rate for the term B loan facility.

Commenting on the results, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said "Our results for the quarter were above or in line with our financial estimates for the quarter. Our revenue growth rate for the quarter was well above the published estimated growth rate for our industry."

"Over the course of the year, we have created long-term value for our stakeholders while making the appropriate investments in our infrastructure to support our growth. During the first nine months of 2016, we generated approximately $120 million in free cash flow, reduced our debt leverage ratio to 2.38 to 1 from 3.02 to 1 at year-end 2015 and repurchased approximately 0.6 million shares of our common stock since instituting a new $150 million stock repurchase program in June. Going forward, as we have said in the past, our size, investment and long-term customer relationships position us well to take advantage of the significant customer changes occurring in the markets we serve."

Third Quarter 2016 Financial Results

Revenues for the quarter were $629.4 million, up 10.0 percent year-over-year. Our largest segment, Apex, accounted for 75.2 percent of total revenues and grew 12.0 percent year-over-year. Our Oxford Segment accounted for 24.8 percent of total revenues and grew 4.3 percent year-over-year.

Gross profit was $207.1 million, up $15.7 million or 8.2 percent year-over-year. Gross margin for the quarter was 32.9 percent.

Selling, general and administrative (“SG&A”) expenses were $142.0 million (22.6 percent of revenues), compared with $128.6 million (22.5 percent of revenues) in the third quarter of 2015. The increase in SG&A was commensurate with the high year-over-year growth of the business over the last four quarters.

SG&A for the quarter included acquisition, integration and strategic planning expenses of $0.7 million, which mainly related to the integration of certain operating units onto Oxford's front and back office systems. Most of the integration should be completed by the end of the year.

Amortization of intangible assets was $9.7 million, compared with $11.3 million in the third quarter of 2015. The decrease is due to the accelerated amortization method for certain acquired intangibles, which have higher amortization rates at the beginning of their useful life.

Interest expense for the quarter was $8.3 million compared with $9.5 million in the third quarter of 2015. Interest expense for the quarter was comprised of $6.5 million of interest on the credit facility, $0.9 million of amortization of deferred loan costs and $0.9 million of costs related to the August 5, 2016 amendment to our credit facility. This amendment resulted in a 25 basis point reduction in the interest rate on our term B loan facility.

The effective tax rate for the quarter was 36.8 percent, which benefited from an R&D tax credit for taxable years 2014 and 2015 (approximately $0.7 million) and the estimated full year credit for 2016 (approximately $0.4 million). The effective tax rate for the fourth quarter is estimated to be 39.3 percent, which does not benefit from the R&D credit pertaining to prior years.

Net income was $29.8 million ($0.55 per diluted share), up from $24.9 million ($0.47 per diluted share) in the third quarter of 2015 and $26.0 million ($0.48 per diluted share) in the second quarter of 2016. Adjusted EBITDA (a non-GAAP measure) was $77.8 million, or 12.4 percent of revenues, up from $74.1 million (12.2 percent of revenues) in Q2 of 2016.

Cash flows from operating activities were $42.7 million and free cash flow (a non-GAAP measure) was $36.1 million. During the quarter, we repaid $34.0 million of long-term debt and at September 30, 2016, our leverage ratio (a non-GAAP measure) was 2.38 to 1, down from 2.55 to 1 at June 30, 2016.

Beginning this quarter, we changed our determination of Adjusted Net Income, a non-GAAP measure, to (i) remove the “Cash Tax Savings on Indefinite-lived Intangible Assets” and (ii) instead present the savings in a footnote to the table that shows our determination of Adjusted Net Income. These savings total $6.7 million each quarter, or $0.12 per diluted share, and represent the economic value of the tax deduction that we receive from the amortization of goodwill and trademarks. Accordingly, Adjusted Net Income for the quarter was $40.0 million ($0.74 per diluted share), which was in line with our financial estimates after adjusting our estimates for the cash tax savings.

Financial Estimates for Q4 2016

On Assignment is providing financial estimates for the fourth quarter of 2016. These estimates do not include acquisition, integration or strategic planning expenses and assume no deterioration in the staffing markets that On Assignment serves. These estimates also assume no significant change in foreign exchange rates. Reconciliations of estimated net income to the estimated non-GAAP measures are presented herein.

•	Revenues of $608.0 million to $618.0 million

•	Gross margin of 32.6 percent to 32.9 percent

•	SG&A expense (excludes amortization of intangible assets) of $140.1 million to $142.1 million (includes $6.1 million in depreciation and $6.0 million in equity-based compensation expense)

•	Amortization of intangible assets of $9.7 million

•	Effective tax rate of 39.3 percent

•	Net income of $25.4 million to $27.3 million

•	Earnings per diluted share of $0.47 to $0.51

•	Diluted shares outstanding of 53.6 million

•	Adjusted EBITDA (a non-GAAP measure) of $70.5 million to $73.5 million

•	Adjusted Net Income (a non-GAAP measure)[1] of $34.8 million to $36.7 million

•	Adjusted Net Income per diluted share[1] (a non-GAAP measure) of $0.65 to $0.69
_______________
1 Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $6.7 million each quarter, or $0.12 per diluted share, and represent the economic value of the tax deduction that we receive from the amortization of goodwill and trademarks.

"Business Days" (total calendar days for the period, less weekends and holidays) for the fourth quarter of 2016 total 61, which is three fewer days than the preceding quarter and one fewer day than the fourth quarter of 2015. Each business day is approximately $10 million in revenues. Adjusted for the difference in business days, our revenue estimates for the fourth quarter of 2016 imply sequential growth of 1.4 to 3.0 percent and year-over-year growth of 7.0 to 8.8 percent. Our year-over-year growth rate for the quarter reflects a more difficult prior year comparable as the growth rate for fourth quarter of 2015 was 1.0 percentage point higher than the third quarter of 2015 (14.4 percent year-over-year growth in Q4 2015 compared with 13.4 percent growth in Q3 2015).

Our financial estimates above are based on our estimate of “Billable Days” for the quarter, which differ from "Business Days."  Besides weekends and holidays, our Billable Days consider other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather.  For the fourth quarter, we estimate billable days of 60, which is 3.1 fewer days than the preceding quarter and 1.6 fewer days than the fourth quarter of 2015.  Adjusting for the fewer billable days, our estimated year-over-year growth rate for the fourth quarter ranges from 8 to 10 percent and the sequential growth rate ranges from 1.6 to 3.2 percent.

Conference Call

On Assignment will hold a conference call today at 5:00 p.m. EDT to review its financial results for the third quarter. The dial-in number is 800-230-1074 (+1-612-234-9959 for callers outside the United States) and the conference ID number is 404341. Participants should dial in ten minutes before the call. The prepared remarks for this call will be available via On Assignment's web site at www.onassignment.com. This call is being webcast by CCBN and can be accessed at www.onassignment.com. Individual investors can also listen at CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network.

A replay of the conference call will be available beginning Thursday, October 27, 2016 at 7:00 p.m. EDT until midnight on Thursday, November 10, 2016. The access number for the replay is 800-475-6701 (+1-320-365-3844 outside the United States) and the conference ID number is 404341.

About On Assignment

On Assignment, Inc. is a leading global provider of highly skilled, hard-to-find professionals in the growing technology, life sciences, and creative sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for its quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals. The Company has a network of branch offices throughout the United States, Canada and Europe. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures

Statements in this release and the accompanying financial information include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States ("GAAP"), and is intended to enhance an overall understanding of our current financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Below is a discussion of our non-GAAP measures.

Pro forma revenues and gross profit by segment are presented to provide a more consistent basis for comparison between quarters. Pro forma was prepared as if the acquisitions of Creative Circle and a small Life Sciences business in Europe were consummated at the beginning of 2014. Although the pro forma segment data are considered non-GAAP measures, they were calculated in the same manner as the consolidated pro forma data, which are GAAP measures.

EBITDA (earnings before interest, taxes, depreciation and amortization of intangible assets) and Adjusted EBITDA (EBITDA plus equity-based compensation expense and, as applicable, write-off of loan costs, acquisition, integration and strategic planning expenses, and impairment charges) are used to determine a portion of the compensation for some of our executives and employees. Equity-based compensation expense is added to arrive at Adjusted EBITDA because it is a non-cash expense. Write-off of loan costs, acquisition, integration and strategic planning expenses, and impairment charges are added, as applicable, to arrive at Adjusted EBITDA as they are not indicative of the performance of our core business on an ongoing basis.

Non-GAAP net income (net income, less income (loss) from discontinued operations, net of tax, plus, as applicable, refinancing costs, acquisition, integration and strategic planning expenses, accretion of fair value discount on contingent consideration, impairment charges, and the tax effect of these items) provides a method for assessing our operating results in a manner that is focused on the performance of our core business on an ongoing basis. Adjusted Net Income (Non-GAAP net income plus amortization of intangible assets, less income taxes on amortization for financial reporting purposes not deductible for income tax purposes) provides a method for assessing our operating results in a manner that is focused on the performance of our core business on an ongoing basis, adjusted for some of the cash flows associated with amortization of intangible assets to more fully present the performance of our acquisitions.

Free cash flow is defined as net cash provided by (used in) operating activities, less capital expenditures. Management believes this provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities. Our leverage ratio provides information about our compliance with loan covenants and is calculated in accordance with our credit agreement, as filed with the Securities and Exchange Commission ("SEC"), by dividing our total indebtedness by trailing 12 months Adjusted EBITDA.

Reasons for Presentation of Operating Metrics

Operating metrics are intended to enhance the overall understanding of our business and our current financial performance. These operating metrics might not be calculated in the same manner as, and thus might not be comparable to, similarly titled metrics reported by other companies. The operating metrics presented on this release are calculated as follows: average number of staffing consultants are full time equivalent staffing consultant headcount in the quarter; average number of contract professionals and average number of customers are the number of contract professionals employed each week and the number of customers served each week, averaged for the quarter, respectively (average is weighted by total number of hours billed per week); top 10 customers as a percentage of revenue are the 10 largest clients defined by the revenue generated in the quarter, divided by total revenues in the quarter; gross profit per staffing consultant is gross profit for the quarter divided by the average number of staffing consultants; average bill rate is total assignment revenue client billings in the quarter divided by total hours billed in the quarter.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance in 2016. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, amortization, effective tax rate, net income, diluted shares outstanding, Adjusted EBITDA, Adjusted Net Income and related per share amounts (as applicable) set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, our ability to manage our litigation matters, the successful integration of our recently acquired subsidiaries, the successful implementation of our five-year strategic plan, and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 29, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, as filed with the SEC on May 9, 2016 and August 8, 2016, respectively. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015

Revenues	$629,401	$572,123	$608,088	$1,819,529	$1,487,491
Costs of services	422,281	380,719	406,002	1,222,541	1,001,678
Gross profit	207,120	191,404	202,086	596,988	485,813
Selling, general and administrative expenses	141,968	128,614	141,350	423,199	353,416
Amortization of intangible assets	9,742	11,325	10,032	29,918	23,151
Operating income	55,410	51,465	50,704	143,871	109,246
Interest expense, net	(8,294)	(9,543)	(7,959)	(25,278)	(17,346)
Write-off of loan costs	—	—	—	—	(3,751)
Income before income taxes	47,116	41,922	42,745	118,593	88,149
Provision for income taxes	17,341	17,031	16,732	45,457	35,900
Income from continuing operations	29,775	24,891	26,013	73,136	52,249
Gain on sale of discontinued operations, net of tax	—	—	—	—	25,703
Income (loss) from discontinued operations, net of tax	(7)	34	(9)	37	360
Net income	$29,768	$24,925	$26,004	$73,173	$78,312

Basic earnings per common share:
Income from continuing operations	$0.56	$0.47	$0.49	$1.37	$1.00
Income (loss) from discontinued operations	—	—	—	—	0.50
	$0.56	$0.47	$0.49	$1.37	$1.50

Diluted earnings per common share:
Income from continuing operations	$0.55	$0.47	$0.48	$1.36	$0.99
Income from discontinued operations	—	—	—	—	0.49
	$0.55	$0.47	$0.48	$1.36	$1.48

Number of shares and share equivalents used to calculate earnings per share:
Basic	53,275	52,654	53,422	53,281	52,053
Diluted	53,768	53,304	53,911	53,787	52,759

SEGMENT FINANCIAL INFORMATION (Unaudited)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	2016	2015	2016	2015
					Pro Forma
Revenues by segment:
Apex:
Assignment	$462.0	$411.8	$1,325.5	$1,037.4	$1,139.4
Permanent placement	11.6	10.8	34.9	21.7	31.0
	473.6	422.6	1,360.4	1,059.1	1,170.4
Oxford:
Assignment	134.4	127.5	394.8	364.7	367.3
Permanent placement	21.4	22.0	64.3	63.7	63.7
	155.8	149.5	459.1	428.4	431.0
Consolidated:
Assignment	596.4	539.3	1,720.3	1,402.1	1,506.7
Permanent placement	33.0	32.8	99.2	85.4	94.7
	$629.4	$572.1	$1,819.5	$1,487.5	$1,601.4
Percentage of total revenues:
Apex	75.2%	73.9%	74.8%	71.2%	73.1%
Oxford	24.8%	26.1%	25.2%	28.8%	26.9%
	100.0%	100.0%	100.0%	100.0%	100.0%

Assignment	94.8%	94.3%	94.5%	94.3%	94.1%
Permanent placement	5.2%	5.7%	5.5%	5.7%	5.9%
	100.0%	100.0%	100.0%	100.0%	100.0%

Domestic	95.3%	95.6%	95.2%	95.5%	95.6%
Foreign	4.7%	4.4%	4.8%	4.5%	4.4%
	100.0%	100.0%	100.0%	100.0%	100.0%
Gross profit:
Apex	$143.7	$129.3	$408.0	$307.7	$355.0
Oxford	63.4	62.1	189.0	178.1	179.1
Consolidated	$207.1	$191.4	$597.0	$485.8	$534.1
Gross margin:
Apex	30.3%	30.6%	30.0%	29.0%	30.3%
Oxford	40.7%	41.6%	41.2%	41.6%	41.6%
Consolidated	32.9%	33.5%	32.8%	32.7%	33.4%

Note: Pro forma data were prepared as if the acquisitions of Creative Circle and a small Life Sciences business in Europe were consummated at the beginning of 2014. Although the pro forma segment data are considered non-GAAP measures, they were calculated in the same manner as the consolidated pro forma data, which are GAAP measures.

SELECTED CASH FLOW INFORMATION (Unaudited)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(In thousands)

	Three Months Ended		Nine Months Ended
	2016	2015	2016	2015
Cash provided by operating activities	$42,702	$34,877	$140,348	$87,297
Capital expenditures	(6,642)	(4,846)	(20,551)	(18,177)
Free cash flow (non-GAAP measure)	$36,060	$30,031	$119,797	$69,120

Cash used in investing activities	$(7,079)	$(4,246)	$(15,338)	$(455,515)
Cash provided by (used in) financing activities	$(53,656)	$(43,775)	$(132,124)	$366,467

SELECTED CONSOLIDATED BALANCE SHEET DATA
AS OF SEPTEMBER 30, 2016 AND DECEMBER 31, 2015
(In thousands)

	2016	2015
	(Unaudited)
Cash and cash equivalents	$16,972	$23,869
Accounts receivable, net	393,843	354,808
Total current assets	434,482	414,208
Goodwill and intangible assets, net	1,263,076	1,292,831
Total assets	1,762,160	1,767,307
Total current liabilities	174,098	160,350
Working capital	260,384	253,858
Long-term debt	658,642	755,508
Other long-term liabilities	68,180	66,655
Stockholders’ equity	861,240	784,794

RECONCILIATION OF NET INCOME TO EBITDA (NON-GAAP MEASURE) AND
ADJUSTED EBITDA (NON-GAAP MEASURE) (Unaudited)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(In thousands)

	Three Months Ended		Nine Months Ended
	2016	2015	2016	2015
Net income	$29,768	$24,925	$73,173	$78,312
(Income) loss from discontinued operations, net of tax(1)	7	(34)	(37)	(26,063)
Interest expense, net	8,294	9,543	25,278	17,346
Write-off of loan costs	—	—	—	3,751
Provision for income taxes	17,341	17,031	45,457	35,900
Depreciation	5,598	4,356	16,253	12,079
Amortization of intangible assets	9,742	11,325	29,918	23,151
EBITDA (non-GAAP measure)	70,750	67,146	190,042	144,476
Equity-based compensation	6,345	6,054	19,803	15,244
Acquisition, integration and strategic planning expenses	670	1,714	4,463	9,924

Adjusted EBITDA (non-GAAP measure)	$77,765	$74,914	$214,308	$169,644

Weighted average common and common equivalent shares outstanding (diluted)	53,768	53,304	53,787	52,759

(1)
(Income) loss from discontinued operations, net of tax is excluded from EBITDA and Adjusted EBITDA. Discontinued operations, net of tax for the nine months ended September 30, 2015 included the gain on the sale of our Physician Segment.

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND
ADJUSTED NET INCOME (NON-GAAP MEASURE) (Unaudited)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	2016	2015	2016	2015
Net income	$29,768	$24,925	$73,173	$78,312
(Income) loss from discontinued operations, net of tax(1)	7	(34)	(37)	(26,063)
Refinancing costs(2)	889	—	889	3,751
Acquisition, integration and strategic planning expenses	670	1,714	4,463	9,924
Accretion of discount on contingent consideration	—	711	863	711
Tax effect on adjustments	(608)	(813)	(2,408)	(5,128)
Non-GAAP net income	30,726	26,503	76,943	61,507
Amortization of intangible assets	9,742	11,325	29,918	23,151
Cash tax savings on indefinite-lived intangible assets(3)
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes	(439)	(621)	(1,587)	(1,733)
Adjusted Net Income (non-GAAP measure)(3)	$40,029	$37,207	$105,274	$82,925

Per diluted share:
Net income	$0.55	$0.47	$1.36	$1.48
Adjustments	0.19	0.23	0.60	0.09
Adjusted Net Income (non-GAAP measure)(3)	$0.74	$0.70	$1.96	$1.57

Weighted average common and common equivalent shares outstanding (diluted)	53,768	53,304	53,787	52,759

(1)
(Income) loss from discontinued operations, net of tax is excluded from Non-GAAP net income and Adjusted Net Income. Discontinued operations, net of tax for the nine months ended September 30, 2015 included the gain on the sale of our Physician Segment.

(2)
In August 2016 we amended our credit facility resulting in a 25 basis points reduction in the interest rate for the term B loan facility, and we incurred $0.9 million third party costs related to the debt amendment which are included in interest expense. In June 2015, we entered into a new credit facility to fund the Creative Circle acquisition. Our previous facility was considered extinguished and we wrote off $3.8 million of deferred loan costs associated with our previous facility.

(3)
Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $6.7 million each quarter, or $0.12 per diluted share, and represent the economic value of the tax deduction that we receive from the amortization of goodwill and trademarks.

OPERATING METRICS (Unaudited)

	Apex	Oxford	Consolidated

Average number of staffing consultants:
Q3 2016	1,402	1,001	2,403
Q2 2016	1,314	974	2,288
Q3 2015	1,283	949	2,232

Average number of customers:
Q3 2016	3,530	1,057	4,587
Q2 2016	3,446	1,082	4,528
Q3 2015	3,226	1,095	4,321

Average number of contract professionals:
Q3 2016	16,047	2,913	18,960
Q2 2016	14,907	2,875	17,782
Q3 2015	13,894	2,772	16,666

Top 10 customers as a percentage of revenue:
Q3 2016	25.3%	15.6%	19.2%
Q2 2016	23.8%	11.6%	18.3%
Q3 2015	22.6%	8.8%	16.7%

Average bill rate:
Q3 2016	$56.46	$101.60	$62.45
Q2 2016	$55.97	$103.58	$62.45
Q3 2015	$55.55	$102.75	$61.84

Gross profit per staffing consultant:
Q3 2016	$102,000	$63,000	$86,000
Q2 2016	$105,000	$66,000	$88,000
Q3 2015	$101,000	$65,000	$86,000

FINANCIAL ESTIMATES FOR Q4 2016
RECONCILIATION OF ESTIMATED NET INCOME TO ESTIMATED NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)	$25.4	$27.3
Interest expense, net	6.9	6.7
Provision for income taxes	16.4	17.7
Depreciation	6.1	6.1
Amortization of intangible assets	9.7	9.7
EBITDA (non-GAAP measure)	64.5	67.5
Equity-based compensation	6.0	6.0
Adjusted EBITDA (non-GAAP measure)	$70.5	$73.5

	Low	High
Net income(1)	$25.4	$27.3
Amortization of intangible assets	9.7	9.7
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes	(0.3)	(0.3)
Adjusted Net Income (non-GAAP measure)(2)	$34.8	$36.7

Per diluted share:
Net income	$0.47	$0.51
Adjustments	0.18	0.18
Adjusted Net Income (non-GAAP measure)(2)	$0.65	$0.69

Weighted average common and common equivalent shares outstanding (diluted)	53.6	53.6

(1)	These estimates do not include acquisition, integration, or strategic planning expenses.

(2)
Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $6.7 million each quarter, or $0.12 per diluted share, and represent the economic value of the tax deduction that we receive from the amortization of goodwill and trademarks.